Exhibit 23.9

August 10, 2022

TO:	Seabridge Gold Inc.

United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the "Company")

Ladies and Gentlemen:

Reference is made to the technical report titled "KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study and Preliminary Economic Assessment, NI 43-101 Technical Report" dated August 8, 2022 (the "Technical Report") prepared for the Company, of which the undersigned is responsible for preparing or supervising the preparation of a part.

The undersigned hereby consents to:

1.	the public filing of the Technical Report by the Company;

2.	any extracts from or a summary of parts of the Technical Report for which the undersigned is responsible contained in, or incorporated by reference in:

a.	the Company's news release dated August 8, 2022 (the “August News Release”),

b.	the Company’s Amended and Restated Material Change Report dated August 9, 2022 in respect of the Technical Report (the “Amended and Restated Material Change Report”),

c.	the Company’s report on Form 6-K dated August 10, 2022 (the “Form 6-K”),

d.	the Company’s Short Form Base Shelf Prospectus dated December 3, 2020 (the “Prospectus”), and

e.	the Company’s Registration Statements on Form S-8 (File No. 333-211331) and Form F-10, as amended (File No. 333-251081) (collectively the “Registration Statement”),

(collectively the "Disclosure Documents"); and

3.	being named directly or indirectly in the Disclosure Documents; and

4.	the use of the parts of the Technical Report for which I am responsible in the Amended and Restated Material Change Report, the Form 6-K, the Prospectus and the Registration Statements.

The undersigned hereby confirms that:

i.	the undersigned has read the Disclosure Documents, including the extracts from or a summary of the Technical Report in the Disclosure Documents;

ii.	the undersigned has no reason to believe that there are any misrepresentations in the information contained in the Amended and Restated Material Change Report, the Form 6-K, the Prospectus or the Registration Statements that is derived from the parts of the Technical Report for which the undersigned is responsible or that is within the undersigned’s knowledge as a result of the services performed by the undersigned in connection with the Technical Report; and

iii.	the August News Release fairly and accurately represents the information in the sections of the Technical Report for which I am responsible.

Yours Truly,

“Ross D. Hammett”
Ross D. Hammett, Ph.D., P.Eng
Senior Engineer & Principal
WSP Golder Inc.